UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): August 13, 2025

FIRST KEYSTONE CORPORATION (Exact name of registrant as specified in its Charter)

PENNSYLVANIA	000-21344	23-2249083
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 752-3671

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	FKYS	OTCID

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2025, Michelle M. Karas joined First Keystone Corporation (the “Corporation”) and First Keystone Community Bank (the “Bank”), the wholly-owned subsidiary of the Corporation, as Senior Vice President and Chief Operating Officer. Ms. Karas will be entitled to receive an initial annual salary of $190,000 and other benefits available to senior executives.

Ms. Karas, age 59, previously served as Senior Vice President, Chief Data Officer, and Corporate Secretary for Penns Woods Bancorp, Inc., Williamsport, Pennsylvania, since February 2012. Other than her compensation discussed above, there is no arrangement or understanding pursuant to which Ms. Karas was appointed as an officer of the Corporation and Bank. Ms. Karas does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

By:	/s/ Jack W. Jones
Jack W. Jones
President and CEO

Date:	August 19, 2025